Exhibit 99.1

allo vir

ALLOVIR, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALVR2025SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61065-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLOVIR, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	To approve (i) the issuance of shares of common stock, par value $0.0001 per share, of AlloVir ("AlloVir common stock"), which will represent more than 20% of the shares of AlloVir common stock outstanding immediately prior to the merger, to stockholders of Kalaris Therapeutics, Inc. ("Kalaris"), pursuant to the terms of the Agreement and Plan of Merger among AlloVir, Kalaris and Aurora Merger Sub, Inc., dated as of November 7, 2024, and such transactions proposed thereby (the "merger") and (ii) the change of control resulting from the merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively (the "Nasdaq stock issuance proposal").	☐	☐	☐
2.	To approve an amendment to the AlloVir 2020 Stock Option and Grant Plan (the "2020 plan") to (i) increase the number of shares of AlloVir common stock reserved and available for future issuance under the 2020 plan by a number of shares of AlloVir common stock equal to five percent of the total number of shares of AlloVir common stock that are issued and outstanding immediately following the closing of the merger, (ii) establish a new maximum aggregate number of shares of AlloVir common stock that may be granted as incentive stock options, and (iii) extend the term of the 2020 plan to the tenth (10th) anniversary of the closing of the merger (the "2020 plan amendment proposal").	☐	☐	☐
3.	To approve an adjournment of the AlloVir special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Nasdaq stock issuance proposal (the "adjournment proposal").	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on March 12, 2025: The Notice and Proxy Statement is available at www.proxyvote.com. V61066-TBD ALLOVIR, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS March 12, 2025 9:00 A.M. The stockholder(s) hereby appoint(s) Vikas Sinha and Edward Miller, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AlloVir, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held online at 9:00 A.M. Eastern Time on March 12, 2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND FOR PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE